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                                                                   EXHIBIT 10.17

                               THIRD AMENDMENT TO

                    OPTION AGREEMENT AND ESCROW INSTRUCTIONS

        This THIRD AMENDMENT TO OPTION AGREEMENT AND ESCROW INSTRUCTIONS ("AMENDMENT") is made and effective as of September 27, 2001 ("EFFECTIVE DATE"), by DIVERSIFIED EASTGATE VENTURE, an Illinois general partnership ("SELLER"), and ILLUMINA, INC., a Delaware corporation ("BUYER"), with reference to the facts set forth below.

                                R E C I T A L S:

        A. Pursuant to that certain Option Agreement and Escrow Instructions dated July 6, 2000, as amended by that certain First Amendment to Option Agreement and Escrow Instructions dated May 25, 2001 ("FIRST AMENDMENT") and that certain Second Amendment to Option Agreement and Escrow Instructions dated July 18, 2001 ("SECOND AMENDMENT") (collectively, "OPTION AGREEMENT"), Seller granted to Buyer an option ("OPTION") to purchase certain real property located in the County of San Diego, California, as more particularly described therein ("PROPERTY"). On or about November 30, 2000, Buyer exercised its Option to purchase the Property.

        B. Seller and Buyer have also entered into that certain Eastgate Pointe Lease dated July 6, 2000, as amended by that certain First Amendment to Eastgate Pointe Lease dated concurrently herewith (collectively, "LEASE") whereby Seller, as Landlord, leased the Property to Buyer, as Tenant.

        C. Pursuant to the First Amendment, the parties agreed to certain modifications to the Option Agreement and the Lease based upon Buyer's request for certain additions and modifications to (a) the Project Plans and the Project Work under the Option Agreement, and (b) the Tenant Improvement Plans and the Tenant Improvements under the Lease.

        D. As a result of the modifications agreed to in the First Amendment, the parties acknowledged that Buyer would not be in a position to close Escrow on or before the outside Closing Date of August 1, 2001. Accordingly, the parties entered into the Second Amendment to extend the Close of Escrow until October 1, 2001. In connection with the extension of the Close of Escrow, the parties also amended the Option Agreement to provide for certain modifications to the economic terms of the transaction, as set forth therein.

        E. The parties now desire to enter into this Amendment to further extend the Close of Escrow and to memorialize certain additional modifications to the Option Agreement, on the terms and conditions set forth herein.

        NOW THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

        1. Section 2.1 -- Credit Against Purchase Price. The first sentence of
Section 2.1 of the Option Agreement shall be modified to add the following at the end of such sentence:


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        ", minus (e) the total amount of Monthly Base Rent (as defined in the
        Lease) paid by Buyer under the Lease prior to the Close of Escrow."

        2. Section 3.4 - Extension of Closing Date. The last sentence of Section
3.4 of the Option Agreement shall be deleted and replaced with the following:
"Escrow shall close on or before January 15, 2002, but in no event earlier than January 2, 2002 ("CLOSING DATE")".

        3. Payment for Costs Related to Loan Modifications. The parties acknowledge that Buyer has requested Seller to negotiate certain modifications to the loan ("Loan") made to Seller by Washington Capital Joint Master Trust Fund ("Lender"). Such modifications include, without limitation (a) extension of the "Construction Maturity Date" under the Promissory Note dated September 26, 2000 ("Promissory Note") until on or about January 15, 2002, (b) increase in the loan principal by an amount equal to Two Million Dollars ($2,000,000) upon conversion of the construction loan to a permanent loan under the Promissory Note, and (c) modifications to the interest rate for the "Permanent Loan" under the Promissory Note (all modifications to be collectively referred to as the "Loan Modifications"). Buyer agrees that, in consideration of Seller negotiating the Loan Modifications with Lender and agreeing to be bound by such modifications as the borrower under the Loan, Buyer shall pay all costs and expenses incurred in connection with the Loan Modifications. Such costs and expenses include, without limitation, any and all fees and/or costs imposed by Lender, appraisal fees, title and escrow fees, recording charges, loan fees and legal costs incurred by Lender. Notwithstanding the foregoing, Buyer shall not be obligated to pay to Lender the extension fee imposed by Lender in the amount of Eighteen Thousand Dollars ($18,000).

        4. Amendment. Except as expressly amended or modified by the provisions and conditions of this Amendment, the Option Agreement shall remain in full force and effect.

        5. Defined Terms. Capitalized Terms which are not otherwise defined herein shall have the meanings attributed to them in Option Agreement.

        6. Counterparts. This Amendment may be executed in counterparts.



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        IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

        SELLER:                  DIVERSIFIED EASTGATE VENTURE,
                                 an Illinois general partnership

                                 By:    Diversified Eastgate Pointe, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager

                                 By:    GFBP Partners, LLC,
                                        a California limited liability company,
                                        Its General Partner

                                        By:    /s/ WILLIAM P. TSCHANTZ
                                               --------------------------------
                                               Its:  Manager

        BUYER:                   ILLUMINA, INC.,
                                 a Delaware corporation

                                 By:    /s/ TIMOTHY M. KISH
                                        ---------------------------------------
                                 Name:  Timothy M. Kish
                                 Title: Vice President & Chief Financial Officer


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                                CONSENT OF LENDER

        The undersigned, as "Lender" under that certain Construction Loan Agreement dated September 26, 2000, hereby consents to the terms and conditions of the foregoing Third Amendment to Option Agreement and Escrow Instructions.

Date:  September 27, 2001            WASHINGTON CAPITAL JOINT MASTER
                                     TRUST MORTGAGE INCOME FUND

                                     By:  Washington Capital Management, Inc.,
                                          a Washington corporation,
                                          Its Investment Manager


                                          By:    /s/ DONALD R. MAESCHER
                                                 ------------------------------
                                          Name:  Donald R. Maescher
                                          Title: President, California Division





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